Exhibit 99.3

Media Contact

Kate Gundry

Pluck

617.797.5174

plugpower@pluckpr.com

Plug Power Unveils Five-Year Plan Targeting $1 Billion of Revenue by 2024

Latham, NY — September 18, 2019 — Plug Power Inc. (NASDAQ: PLUG), a leading provider of hydrogen engines and fueling solutions enabling e-mobility, has rolled out a new five-year plan that will position the company to deliver on an annual basis by 2024 $1 billion of revenue, $170 million of operating income, and $200 million of  adjusted EBITDA. The plan is being presented today during the 2019 Plug Power Symposium in Latham, NY.   The majority of the revenue growth is expected to come from material handling industry, the Company’s core market, with increasing contribution from on-road and stationary markets.  Operating margin and adjusted EBITDA margin expansion reflects underlying operating leverage in the business model with potential for upside from the multiple potential strategic moves in the hydrogen generation business.

Within its core market of material handling, the Company expects to generate annual revenue of approximately $750 million and sell more than 25,000 units annually by 2024, up from about $235 to $245 million of expected revenue in 2019, an increase of over 3X.  Plug Power expects that this revenue acceleration will come from continued growth from its anchor customers and the addition of one new multi-site customer on an annual basis, coupled with expansion in Europe/additional channel partners. By 2024 the Company expects to generate $200 million of annual revenue from the on-road electric vehicle market and $50 million of revenue from stationary applications. Today, the Company estimates that the global total available market (TAM) for the material handling industry is about $30 billion. With its entry into the on-road market, the Company believes the medium-term addressable market opportunity increases more than 3X to over $100 billion and the long-term addressable market opportunity increases 10X to $300 billion.

PLUG Power will also highlight its strong position in the hydrogen business as the Company has now become the largest buyer of liquid hydrogen in the world with over 80 hydrogen stations deployed.  The Company internal demand for hydrogen is expected to increase to 85tons per day by 2024, up from 20tons per day today.   The Company is exploring various strategic initiatives, which could turn hydrogen into a substantial recurring cash generating business and providing upside to current operating income and adjusted EBITDA targets for 2024.

Plug Power will also discuss its strong technology position in the industry. Today Plug Power is the largest MEA manufacturer in the US and plans to be the largest MEA manufacturer in the world by 2024.  The Company has the best stack technology in the world and expects to see continued technology improvements while opening new markets. The Company’s modular ProGen Product allows it to power any electric motor ranging from sub1KW to 250KW plus, essentially being able to serve entire spectrum of class 1- class 8 engines.  In addition, the Company has the largest fleet of fuel cell systems and associated hydrogen infrastructure in the field and has accumulated over 1 billion miles of operational experience.

The Company will also provide details on its path to get to operating income margin to 17% and adjusted EBITDA margin to 20%.

“We are delighted to be a leading solution provider to meet unfolding vehicle electrification on a global basis and to facilitate the growth of hydrogen economy” said Andy Marsh, CEO of Plug Power. “We

believe we have the team, technology and platform in place to execute on this five-year plan.   Furthermore, this $1 billion B in sales target represents less than one percent of our long-term addressable market and believe we have substantial runway for growth beyond this target.”

Broadcast Details

Plug Power will be providing a live webcast during day-two of the Plug Symposium.

•                  Date: September 18, 2019

•                  Time: 8:45 — 11:00 am ET

•                  Participant Dial-In: 877-405-1239

•                  Direct webcast: https://event.webcasts.com/starthere.jsp?ei=1262628&tp_key=0901073ef4

The webcast can also be accessed at www.plugpower.com, selecting the link on the home page.

About Plug Power Inc.

The architect of modern hydrogen and fuel cell technology, Plug Power is the innovator that has taken hydrogen and fuel cell technology from concept to commercialization. Plug Power has revolutionized the material handling industry with its full-service GenKey solution, which is designed to increase productivity, lower operating costs and reduce carbon footprints in a reliable, cost-effective way. The Company’s GenKey solution couples together all the necessary elements to power, fuel and serve a customer. With proven hydrogen and fuel cell products, Plug Power replaces lead acid batteries to power electric industrial vehicles, such as the lift trucks customers use in their distribution centers.

Extending its reach into the on-road electric vehicle market, Plug Power’s ProGen platform of modular fuel cell engines empowers OEMs and system integrators to rapidly adopt hydrogen fuel cell technology. ProGen engines are proven today, with thousands in service, supporting some of the most rugged operations in the world. Plug Power is the partner that customers trust to take their businesses into the future. Learn more at www.plugpower.com.

Cautionary Note on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power, including but not limited to statements about Plug Power’s expectations regarding full-year 2019 results, its five-year growth plan, future growth in revenue, gross billings, gross margin, operating income, adjusted EBITDA, annual system shipments, hydrogen fuel sales and fueling stations, market size for products, total GenDrive deployments, customer base and systems for delivery vans , expansion into new markets, expansion with existing customers, reductions in material costs and operating expenses, increased fuel cell stack life, reductions in stack cost, size and weight, and increased utilization of manufacturing capacity.  You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, GenSure and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, GenSure and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission (the “SEC”). For additional disclosure regarding these and other risks faced by Plug Power, see disclosures contained in our public filings with the SEC including, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Plug Power undertakes no obligation to update such statements as a result of new information.

SOURCE: PLUG POWER

Plug Power Inc.

 Reconciliation of Non-GAAP Financial Measures

(Dollars in 000’s)

Reconciliation of Forecasted Operating Income to Adjusted	For the year ended December 31,
EBITDA	2024

Operating income, as forecasted	$170,000
Stock-based compensation(1)	15,000
Depreciation and amortization(2)	15,000
Adjusted EBITDA	$200,000

Non-GAAP Measure

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used adjusted EBITDA, which is a non-GAAP measure.  Forecasted adjusted EBITDA for 2024 is defined as operating income, as forecasted, plus stock-based compensation, plus depreciation and amortization. This non-GAAP measure is an indicator management uses as a basis for evaluating the Company’s performance and its ability to service debt and other finance obligations, as well as for forecasting future periods.  Management also establishes performance targets, annual budgets and makes operating decisions based in part upon adjusted EBITDA. Disclosure of this non-GAAP measure provides investors with the same information that management uses for these purposes. In addition, investors have historically requested, and the Company has historically reported this non-GAAP financial measure as a means of providing consistent and comparable information with past reports of financial results. Adjusted EBITDA is not a measure of our performance under GAAP and should not be considered in isolation or as an alternative to operating income or any other measures prepared in accordance with GAAP. While management believes that adjusted EBITDA provides useful supplemental information to investors, there are limitations associated with the use of this measure.  Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to a similarly titled measure of other companies due to potential differences in the exact method of calculation.  Adjusted EBITDA should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Notes

(1) Represents employee compensation in form of the Company’s shares.

(2) Represents depreciation and amortization expense related to the Company’s fixed assets and intangibles.